Exhibit 99.1

Braintech Acquires SHAFI Companies in Stock-for-Stock Transaction, Expanding into Multiple Markets

Access and Acceleration of Braintech Business Model

WASHINGTON--(BUSINESS WIRE)--Braintech Inc. (OTCBB: BRHI) has acquired 100 percent of the ownership of SHAFI Inc. and 80 percent of the ownership of SHAFI Innovation Inc. (together SHAFI). As a result, Braintech will acquire key proprietary assets from SHAFI, providing Braintech with a technological launching pad to accelerate its expansion into a wide-range of new markets that include aerospace, consumer, food and beverage, government, medical, pharmaceutical, plastics, and semi-conductor.

The purchase is a stock-for-stock transaction, with SHAFI owner Adil Shafi receiving Braintech common shares. Adil Shafi also joins Braintech Inc. as its Chief Operating Officer and a member of its Board of Directors.

SHAFI Inc. and SHAFI Innovation Inc. will each become operating subsidiaries of Braintech. RELIABOT, SHAFI’s branded product, will continue to be sold during a transition period until the technologies of the two companies are fully integrated. RELIABOT applications include AutoRacking and Bin Picking.

Braintech's eVisionFactory software has made significant advancements—including Random Bin Picking—in Vision Guided Robotics (VGR) software development. We believe the integration of SHAFI's market-reliable software solutions for machine vision and robotic guidance applications promises to form a dynamic fusion of technologies.

"We're thrilled to have acquired the SHAFI Companies," Braintech Chief Executive Officer Rick Weidinger said. "We've consolidated two vital companies in what has been and largely remain a fragmented robotics vision software industry. We’re much stronger together. We will gain established commercial relationships in many markets, the opportunity to work with multiple robotic manufacturers and a long list of integrators. We believe combining our technologies will accelerate our growth, expand and quicken our integrations and increase our product offerings. It is always our goal to deliver better and better products to customers and markets.”

The combined Braintech has over 470 installations with over 125 different solutions representing software applications that depend and run every day on equipment worth over $500 million. These solutions are in 120 different locations and have been sold to over 60 customers. Through SHAFI's installations, Braintech has gained access to 15 robotic manufacturers, four major vision supplier platforms and an enhanced global distribution network of more than 100 integrators in the United States, Europe, Japan, India and China.

“As Braintech moves from a research and development focused company to a market driven operational company, the SHAFI acquisition will emphasize and accelerate this business development process for Braintech, saving the company many months of technical development and integration expenses,” Weidinger commented.

Braintech will soon move its corporate headquarters to the Washington, D.C. area, its technology, support, training and USA engineering offices to the Metropolitan Detroit area, and will continue with its leading-edge scientific research labs in North Vancouver, Canada.

SHAFI President Adil Shafi will spearhead the technology of the combined company from Michigan, focusing on providing solutions development. He also will be responsible for the training and support of all enhanced solutions and technology as well as growing the company’s USA engineering force.

"We're very pleased to have Adil's knowledge and experience," Weidinger said. "He has built tremendous commercial relationships over the past 20 years. I am especially proud that he has accepted our company’s stock in exchange for all the hard work and passion he has put into his companies.”

“I am very honored to join the Braintech team. With Rick Weidinger’s world class business leadership, our loyal partners and our highly talented employee team, I look forward to contribute to the success of our customers, partners, employees, suppliers and society in general,” said Adil Shafi. “Innovation in Vision Guided Robotics promises to deliver much benefit to all of us in the years ahead.”

Adil Shafi received three degrees in Computer Science and Electrical Engineering from Michigan Technological University. As an undergraduate, he wrote a program to solve any Rubik’s cube and received a Copyright for it from the Library of Congress in 1984. During the last 20 years he worked in the vision and robotic fields and helped pioneer many innovations beneficial and practical in the commercial marketplace. He works with many industrial, academic, and government organizations and has traveled to more than 90 states and countries in the world.

Investors: Please visit the Braintech IR Hub at http://www.agoracom.com/IR/Braintech

About Braintech Inc.:

Braintech is a recognized leader in the field of Vision Intelligence and Robot Guidance. Braintech's vision software and technologies are developed for the Industrial, Consumer and Government and Defense Markets.

For more information visit: http://www.braintech.com

About SHAFI Inc.:

Founded in 1991, SHAFI Inc. is a world leader in the robots and vision market, with over 300 solutions used in over 10 countries. The company designs, develops, and markets reliable, easy-to-use software solutions for robotic vision applications used to improve the quality and throughput of manufacturing operations. Today, SHAFI Inc. solutions run every day on equipment worth $350 million in the USA and in many parts of the world. In addition to its corporate headquarters in Brighton, Mich., SHAFI Inc. has integration partners located throughout North America, Japan and Europe. For more information visit: www.shafiinc.com

About SHAFI Innovation Inc.:

SHAFI Innovation Inc. was founded in 2007 to create and commercialize emerging Vision Guided Robotic innovations beyond traditional factory automation. Nestled in the "Create the Future" entrepreneurial environment offered by Michigan Technological University, SmartZone, HubZone, Houghton, Michigan and the State of Michigan, SHAFI Innovation's mission is to reprocess the innovation and success of SHAFI Inc. for use in emerging new markets such as military robotics, rehabilitation robotics, consumer robotics, and other such exciting and new growth markets.

© Braintech 2008. All Rights Reserved.

FORWARD LOOKING STATEMENTS

Some of the statements made by Braintech, Inc. (“Braintech”) in this press release, including, without limitation, statements regarding Braintech’s anticipated future growth, are forward-looking in nature. Braintech intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Braintech cautions you that forward-looking statements are not guarantees of performance. Braintech undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause Braintech’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. Braintech believes that these risks include, but are not limited to: Braintech's reliance on obtaining additional financing; Braintech's history of losses and its current deficit; Braintech's operations outside of the United States; Braintech's reliance on a single channel partner to distribute and generate sales of its products; and Braintech’s ability to protect its proprietary technology and intellectual property. Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in Braintech’s filings with the Securities and Exchange Commission, including, without limitation, its most recent annual report on Form 10-KSB and quarterly report on Form 10-Q. Statements in this press release should be evaluated in light of these important factors.

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